                                                                    EXHIBIT 99.2















                                 TUCKER-VALLEY
                                 COMMUNICATIONS
              (210 NORTH TUCKER, LLC AND "THE VALLEY BUILDING" --
                    A CARVE-OUT ENTITY OF FIRST MORGAN, LLC)

                         COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

     In our opinion, the accompanying combined statements of financial position and the related combined statements of operations and members' deficit and of cash flows present fairly, in all material respects, the financial position of Tucker-Valley Communications (210 North Tucker, LLC and "The Valley Building" - a carve-out entity of First Morgan, LLC) (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in the Note 1 to the financial statements, on July 3, 2000, the Company sold its building assets and business operations to Pinnacle Towers Inc. for $56 million.


PricewaterhouseCoopers LLP

Tampa, Florida
July 14, 2000



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

                          TUCKER-VALLEY COMMUNICATIONS
              (210 NORTH TUCKER, LLC AND "THE VALLEY BUILDING" --
                    A CARVE-OUT ENTITY OF FIRST MORGAN, LLC)

                   COMBINED STATEMENTS OF FINANCIAL POSITION

                                                             JUNE 30,    DECEMBER 31,
                                                              2000          1999
                                                           -----------   ------------
                                                           (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..............................  $   170,249   $   154,811
  Due from First Morgan..................................      911,292       844,478
  Accounts receivable....................................       42,918       132,199
  Other current assets...................................        1,000         1,000
                                                           -----------   -----------
          Total current assets...........................    1,125,459     1,132,488
Fixed assets, net of accumulated depreciation of $723,008
  and $613,349, respectively.............................    6,775,874     6,248,480
                                                           -----------   -----------
          Total assets...................................  $ 7,901,333   $ 7,380,968
                                                           ===========   ===========
LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Accounts payable.......................................  $   251,608   $   173,571
  Deferred rent revenue..................................       54,902       196,242
  Tenant deposits........................................       93,274        79,271
  Short-term debt........................................    9,387,706     8,905,703
                                                           -----------   -----------
          Total current liabilities......................    9,787,490     9,354,787
                                                           -----------   -----------
Members' deficit.........................................   (1,886,157)   (1,973,819)
                                                           -----------   -----------
          Total liabilities and members' deficit.........  $ 7,901,333   $ 7,380,968
                                                           ===========   ===========

    The accompanying notes are an integral part of these combined financial statements.



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

                          TUCKER-VALLEY COMMUNICATIONS
              (210 NORTH TUCKER, LLC AND "THE VALLEY BUILDING" --
                    A CARVE-OUT ENTITY OF FIRST MORGAN, LLC)

             COMBINED STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT

                                                            SIX MONTHS    SIX MONTHS
                                                              ENDED          ENDED        YEAR ENDED
                                                             JUNE 30,       JUNE 30,     DECEMBER 31,
                                                               2000           1999           1999
                                                           ------------   ------------   ------------
                                                           (UNAUDITED)    (UNAUDITED)
Revenues.................................................  $ 1,851,382    $ 1,374,319    $ 3,355,772
Direct operating expenses, excluding deprecation.........    1,026,079        795,295      1,556,354
                                                           -----------    -----------    -----------
          Gross margin, excluding depreciation...........      825,303        579,024      1,799,418
                                                           -----------    -----------    -----------
Other expenses:
  General and administrative expenses....................      221,160        151,468        624,649
  Depreciation...........................................      109,659        105,189        190,754
                                                           -----------    -----------    -----------
                                                               330,819        256,657        815,403
                                                           -----------    -----------    -----------
Income from operations...................................      494,484        322,367        984,015
Interest expense.........................................      406,822        375,643        700,158
                                                           -----------    -----------    -----------
Net (loss) income........................................       87,662        (53,276)       283,857

Members' deficit at beginning of period..................   (1,973,819)    (2,257,676)    (2,257,676)
                                                           -----------    -----------    -----------
Members' deficit at end of period........................  $(1,886,157)   $(2,310,952)   $(1,973,819)
                                                           ===========    ===========    ===========

    The accompanying notes are an integral part of these combined financial statements.



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

                          TUCKER-VALLEY COMMUNICATIONS
              (210 NORTH TUCKER, LLC AND "THE VALLEY BUILDING" --
                    A CARVE-OUT ENTITY OF FIRST MORGAN, LLC)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                            SIX MONTHS     SIX MONTHS
                                                              ENDED          ENDED        YEAR ENDED
                                                             JUNE 30,       JUNE 30,      DECEMBER 31,
                                                               2000           1999           1999
                                                           ------------   ------------   ------------
                                                           (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income........................................   $  87,662     $ (53,276)      $283,857
                                                            ---------      ---------       --------
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation...........................................     109,659        105,189        190,754
  (Increase) decrease in:
     Due from affiliate..................................     (66,814)       400,945       (382,825)
     Accounts receivable.................................      89,281           (390)       (99,670)
     Accounts payable....................................      78,037       (231,663)      (145,801)
     Deferred rent revenue...............................    (141,340)       (27,369)       110,579
     Tenant deposits.....................................      14,003          1,763         23,135
                                                            ---------      ---------       --------
          Total adjustments..............................      82,826        248,475       (303,828)
                                                            ---------      ---------       --------
Net cash provided by (used in) operating activities......     170,488        195,199        (19,971)
                                                            ---------      ---------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...................................    (637,442)      (614,158)      (657,746)
                                                            ---------      ---------       --------
Net cash used in investing activities....................    (637,442)      (614,158)      (657,746)
                                                            ---------      ---------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of debt......................................    (192,608)      (305,101)      (358,704)
  Net borrowings under line of credit....................     675,000        300,000        500,000
                                                            ---------      ---------       --------
Net cash (used in) provided by financing activities......     482,392         (5,101)       141,296
                                                            ---------      ---------       --------
Net increase (decrease) in cash..........................      15,438       (424,060)      (536,421)
Cash at beginning of period..............................     154,811        691,232        691,232
                                                            ---------      ---------       --------
Cash at end of period....................................   $ 170,249      $ 267,172       $154,811
                                                            =========      =========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
Cash paid for interest...................................   $ 330,851      $ 373,502       $652,304
                                                            =========      =========       ========

    The accompanying notes are an integral part of these combined financial statements.


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

                          TUCKER-VALLEY COMMUNICATIONS
              (210 NORTH TUCKER, LLC AND "THE VALLEY BUILDING" --
                    A CARVE-OUT ENTITY OF FIRST MORGAN, LLC)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

  Nature of Business

     On July 3, 2000, Pinnacle Towers Inc. acquired the building assets and business operations of 210 North Tucker, LLC and "The Valley Building," which is wholly owned by First Morgan, LLC, for $56 million. Collectively, the acquired assets and related operations are referred to hereafter as "the Company." The Company owns telecommunications buildings and leases space in these buildings to customers in the telecommunications industries in Missouri.

     The proceeds from the sale of the Company were used to repay all of the outstanding balances of the bank loans and line of credit facility in accordance with the purchase agreement.

  Basis of Presentation

     The combined financial statements of the Company include the historical costs and results of operations of 210 North Tucker, LLC and of "The Valley Building," which is wholly owned by First Morgan, LLC. Both 210 North Tucker, LLC and First Morgan, LLC are under common control. For purposes of presenting the combined financial statements of the Company, allocations were required to be determined for The Valley Building operations, as First Morgan, LLC operated other building assets that were not acquired by Pinnacle Towers Inc. No allocations were required for 210 North Tucker, LLC, as all of their building assets and business operations were acquired by Pinnacle Towers Inc.
     All Valley Building rent revenues are collected by First Morgan, LLC on behalf of the Valley Building operations. Similarly, all direct Valley Building operating expenses, general and administrative expenses, and interest are paid by First Morgan, LLC. Accordingly, a net receivable from first Morgan LLC has been recorded. The historical costs and results of operations of the Valley Building have been derived from the accounting records of First Morgan, LLC. Allocation of all direct operating expenses were specifically identified. All significant intercompany accounts and transactions between 210 North Tucker, LLC and the Valley building operations have been eliminated. Management believes that the allocation methodology is reasonable.

     The June 30, 2000 and 1999 financial statements are unaudited, but in the opinion of management include all adjustments, which consist of normal recurring adjustments, necessary for a fair presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

Cash and Cash Equivalents

     Cash equivalents include all highly liquid investments with an original maturity of three months or less.

Fixed Assets

     Fixed assets primarily consist of a building, land, related equipment, and tenant improvements, which are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from 10 to 39 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.


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
                          TUCKER-VALLEY COMMUNICATIONS
              (210 NORTH TUCKER, LLC AND "THE VALLEY BUILDING" --
                    A CARVE-OUT ENTITY OF FIRST MORGAN, LLC)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Impairment of Long-Lived Assets

     The Company evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of December 31, 1999, management does not believe that an impairment reserve is required.

Fair Value of Financial Instruments

     The carrying amount of the Company's financial instruments at December 31, 1999, which includes cash, due from affiliate, accounts receivable, accounts payable, and short-term debt, approximates fair value due to the short maturity of those instruments.

Revenue Recognition

     Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due. Any rental amounts received in advance of the month due are recorded as deferred revenue.

Income Taxes

     The Company consists of two Limited Liability Corporations. As such, net income was not subject to income taxes as the income is taxed directly to their owners.

3. FIXED ASSETS

     Fixed assets consist of the following:

                                                             ESTIMATED USEFUL   DECEMBER 31,
                                                              LIVES IN YEARS        1999
                                                             ----------------   ------------
Telecommunications assets:
  Land.....................................................          --          $  550,000
  Building.................................................          39           5,693,642
  Equipment................................................          10             350,075
  Tenant Improvements......................................        1-10              79,477
                                                                                 ----------
                                                                                  6,673,194
Other fixed assets.........................................         3-7             188,635
Accumulated depreciation...................................                        (613,349)
                                                                                 ----------
Fixed assets, net..........................................                      $6,248,480
                                                                                 ==========

4. SHORT-TERM DEBT

     At December 31, 1999, $8,905,703 was outstanding under four bank loans and one line of credit, which provided secured borrowings for the purchases of land and buildings in Missouri. The loans were secured by mortgage deeds of trust on the land, the building assets and an assignment of rents and leases. The line of credit provides $2.1 million of financing, of which $1.6 million was available as of December 31, 1999. The interest rates on all the notes ranged from approximately 7.00% to 7.50%. The original maturity dates ranged from January 2002 to July 2007. However, the outstanding balance was repaid subsequent to December 31, 1999 as part of the purchase agreement with Pinnacle Towers Inc. (see Note 1).


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
                          TUCKER-VALLEY COMMUNICATIONS
              (210 NORTH TUCKER, LLC AND "THE VALLEY BUILDING" --
                    A CARVE-OUT ENTITY OF FIRST MORGAN, LLC)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. TENANT LEASES

     The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of December 31, 1999.

2000........................................................  $ 3,068,294
2001........................................................    3,421,212
2002........................................................    3,383,904
2003........................................................    3,381,497
2004 and thereafter.........................................   19,917,281
                                                              -----------
                                                              $33,172,188
                                                              ===========

Principally all leases provide for renewal at varying escalations. Leases with fixed-rate escalations have been included above.


















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